EXHIBIT (4)(f)

Market Value Adjustment Endorsement

Transamerica Advisors Life Insurance Company of New York

Home Office: [440 Mamaroneck Avenue, Harrison, New York 10528]

Service Office: [4333 Edgewood Road NE Cedar Rapids, IA 52499]

AMENDATORY ENDORSEMENT

This Amendatory Endorsement becomes a part of the contract to which it is attached.

A Market Value Adjustment (MVA) will not reduce the Account Value for any withdrawal taken after 02-14-2014.

Signed for the Company at the home office.

SECRETARY	PRESIDENT

MLNY-MVA-991/94-13